CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accounts, we hereby consent to the incorporation of our report included in this Form 8-K/A, into About.com, Inc.'s previously filed Registration Statements on Form S-8, File Nos. 333-93303, 333-91555 and 333-74931.


      /s/ Arthur Andersen LLP

      Salt Lake City, Utah

      February 11, 2000